EXHIBIT 10.41

LOCK-UP AGREEMENT

The securities subject to the terms of this lock up agreement (the “Agreement”) shall comprise the warrants (the “Warrants”) issued by Terra Tech Corp. (the “Company”) on January 25, 2021, in each case held by the undersigned enumerated on Schedule A. The Warrants, the shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) issuable upon exercise of the Warrants (the “Warrant Shares”), and the 16,485,714 shares of Common Stock issued by the Company to the undersigned on or about the date hereof are hereinafter referred to as the “Securities”.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that during the period beginning on and including January 25, 2021 through and including January 25, 2022 (the “Restriction Period”), the undersigned will not (1) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell or otherwise dispose of, directly or indirectly, any Securities that the undersigned owns or has a right to acquire as of the date hereof, other than (i) in connection with a private sale to a third party, which third party agrees to abide by the restrictions of this Agreement, (ii) when the closing price of the Common Stock is at or above $0.30 for 10 consecutive Trading Days with minimum volume of at least $250,000 for each such Trading Day; provided, however, the terms of this Agreement shall be reinstated and in full effect in the event the Common Stock closes below $0.30 for three consecutive Trading Days, or (iii) or unless the parties mutually elect to terminate this Agreement as provided in the Notes or otherwise agreed to between them. In addition, beginning on January 26, 2022, the undersigned agrees not to pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell or otherwise dispose of, directly or indirectly, on any Trading Day, shares of Common Stock in excess of ten percent (10%) of the average trading volume of the Common Stock during the preceding five (5) Trading Days.

The undersigned further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any sale, transfer or disposition of the Securities held by the undersigned in violation hereof. Any subsequent issuance to and/or acquisition by the undersigned of Securities will be subject to all of the provisions of this Agreement.

The parties agree that other than the Securities, no other instruments, derivatives, options, warrants, or common stock are covered by this Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Agreement is a material inducement to complete the transactions contemplated by the Securities Purchase Agreement (the “Purchase Agreement”), dated the date hereof, between the Company and the signatories thereto, and that the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

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The undersigned understands and agrees that this Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument. This Agreement may be signed and delivered by facsimile, electronically and such facsimile or electronically signed and delivered Agreement shall be enforceable. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

At any time, and from time to time, after the signing of this Agreement, the undersigned will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

This Agreement has been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

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Very truly yours,

Derek Peterson

(Name of Security holder - Please Print)

/s/ Derek Peterson

(Signature)

__________________________________________

(Name of Signatory if Stockholder is an entity - Please Print)

_________________________________________

(Title of Signatory if Stockholder is an entity - Please Print)

Address:

Terra Tech Corp.

/s/ Francis Knuettel II

By: Francis Knuettel II

Its: Chief Executive Officer

[Signature Page to Lockup Agreement]

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Schedule A

Parties to the Agreement

Derek Peterson

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